Exhibit 99.1

El Pollo Loco Appoints Frank Garrido to Board of Directors

Operations leader latest addition to expanding chicken restaurant

COSTA MESA, CA. January 28, 2026–El Pollo Loco (NASDAQ: LOCO), the nation’s leading fire-grilled chicken restaurant, announced today the appointment of Frank Garrido as an independent member of its Board of Directors (“Board”), effective March 1, 2026. Mr. Garrido is Executive Vice President – Chief Restaurant Officer of Domino’s Pizza, the largest pizza company in the world.

“I am thrilled to have Frank join our Board,” said Liz Williams, CEO, El Pollo Loco. “We believe that his extensive restaurant operations experience will add significant value as we expand El Pollo Loco in our existing markets and across the country.”

Mr. Garrido joined Domino’s in 2017. In his role he is responsible for franchise and company operations, development, in-store technology, operations services and training. His extensive background across operations and restaurant leadership has driven strong domestic growth for the world’s largest pizza chain. Prior to joining Domino’s, Mr. Wright held senior roles at Focus Brands and Edible Arrangements International.

Mr. Garrido will fill the vacancy on the Board created by the departure of Mark Buller, who announced today his retirement from the Board, effective February 28, 2026.  “We are thankful for the impact Mark had during his 10-year tenure on El Pollo Loco’s Board,” said Douglas Babb, Chairperson of the Board. “Mark’s leadership has helped the company significantly improve its restaurant operations.”

“I’m excited to welcome Frank as an independent director to the El Pollo Loco Board,” said Babb. “He has a proven track record of leading high-performing operations teams, as well as deep restaurant industry experience.”

“As we embark on the next chapter of growth for El Pollo Loco, the addition of Frank to our board reflects our ongoing commitment to maximize shareholder value,” said Williams. “I would like to thank Mark for his service, and welcome once again Frank Garrido.”

About El Pollo Loco

El Pollo Loco (Nasdaq: LOCO) is the nation's leading fire-grilled chicken restaurant known for its craveable, flavorful, and better-for-you offerings. Named by USA Today 10 Best Reader’s Choice Awards as a “Best Restaurant for Quick, Healthy Food” two years in a row, our menu features innovative meals with Mexican-inspired flavors made daily in our restaurants using quality ingredients. At El Pollo Loco, inclusivity is at the heart of our culture. Our community of over 4,000 employees reflects our commitment to creating a workplace where everyone has a seat at our table. Since opening our first U.S. restaurant in 1980, El Pollo Loco has expanded to more than 500 company-owned and franchised restaurants across Arizona, California, Colorado, Louisiana, Nevada, Texas, and Utah, with additional locations in development. The company has also extended its footprint internationally, with licensed restaurant locations in the Philippines. For more information or to place an order, visit the Loco Rewards app or ElPolloLoco.com. Follow us on Instagram, TikTok, Facebook, or X.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements.  These statements appear in a number of places throughout this press release and may include words such as “will,” “should,” “expect,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of future events. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected.

While we believe that the assumptions underlying our forward-looking statements are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties that could cause outcomes to differ materially from our expectations. These factors include, but are not limited to: economic, social or business conditions that may affect the desire or ability of our customers to purchase our products; our ability to open new restaurants and compete successfully with other quick-service and fast casual restaurants; our ability to attract, develop, assimilate and retain employees; and the other risks set forth in our filings with the Securities and Exchange Commission from time to time, including under Item 1A, Risk Factors in our annual report on Form 10K for the year ended December 2024, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, all of which are or will be available online at www.sec.gov.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

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